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                         [NationsBank, N.A. Letterhead]


                                           July 12, 1999


MicroStrategy Incorporated
8000 Towers Crescent Drive
Vienna, Virginia 22182
Attn: Mr. Michael J. Saylor, Chief Executive Officer

     Re:  Modification to Credit Agreement dated as of March 26, 1999

Dear Mr. Saylor:

     Reference is made to that certain Credit Agreement dated March 26, 1999 (the "Credit Agreement") between MicroStrategy Incorporated and NationsBank, N.A. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

     This is to confirm our agreement that Section 6.7 of the Credit Agreement is hereby amended by inserting the following at the end of such section immediately after the words "Permitted Lien": ", and (iii) Debt owing by the Borrower and/or any Consolidated Subsidiaries to the Borrower and/or any Consolidated Subsidiaries, including, without limitation, Debt owed by the Borrower to Aventine Incorporated". This amendment shall be effective as of March 26, 1999.

     Except as otherwise modified hereby, the terms and provisions of the Credit Agreement are hereby ratified and confirmed.

     Please acknowledge your agreement to the foregoing amendment to the Credit Agreement by countersigning a copy of this letter where indicated below.

                                    Very truly yours,

                                    NATIONSBANK, N.A.

                                    By:  /s/ Katherine A. Marcotte
                                         -------------------------
                                    Its:  Katherine A. Marcotte
                                          Senior Vice President

ACKNOWLEDGED AND AGREED:

MICROSTRATEGY INCORPORATED

By:  /s/ Michael J. Saylor
     ---------------------
Its: Chief Executive Officer and President